TERRITORY DISTRIBUTION CONTRACT

November 17, 2008

Contract No.: CSI-SSI081117

Entered into by and between

Canadian Solar Inc.

675 Cochrane Drive

East Tower 6th Floor

Markham, Ontario L3R 0B8

Canada

(hereinafter referred to as the “PRINCIPAL”)

And

Sunvalley Solar, Inc.

398 Lemon Creek Rd. Suite A

Walnut CA91788, USA

Tel:+ 1-626-991-6898

(hereinafter referred to as the “DISTRIBUTOR”)

PRINCIPAL AND DISTRIBUTOR will be called as the “Party” individually and “Parties” collectively hereunder.

Recitals

The PRINCIPAL is registered under Federal Business Act of Canada and manufactures crystalline photovoltaic modules at its wholly-owned manufacturing plants in P.R. China in the brand name of “Canadian Solar” or “CSI”.

The DISTRIBUTOR is the solar power technology and system design and integration company active in the photovoltaic market. Among other business activities, the DISTRIBUTOR distributes solar modules and carries out various solar system integration projects in USA market.

The DISTRIBUTOR desries to act as a preferred DISTRIBUTOR of PRINCIPAL’s certain Mono/Poly Crystalline PV Modules as described in attached Exhibit I (hereinafter referred to as “Module” or “Modules” or “Products”) throughout the authorized region (“Territory”) and promote the sale of Products from the PRINCIPAL in that Territory.

The PRINCIPAL desires to deliver and sell said Modules to the DISTRIBUTOR and provide sales aids to the DISTRIBUTOR.

NOW, THEREFORE, the Parties agree as follows:

  I.                  Authorized Territory

The PRINCIPAL grants a preferred distribution right to the DISTRIBUTOR to distribute the Products within Southern California (from Southern Part of Fresno to Southern Part of San Diego), States of Nevada and Arizona in the United States of America. Without express written approval from the PRINCIPAL, the DISTRIBUTOR shall not surpass the Territory to conduct any Products distribution activity.

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II. Type and Quantity of Modules, Prices, Delivery Time

Types and quantities of the Modules which the DISTRIBUTOR needs, together with the applicable specification, the prices, and the desired time of delivery which is set forth in EXHIBIT I to this Territory Distribution Contract (“Contract”). However, each detailed transaction will be arranged by the PRINCIPAL and DISTRIBUTOR through a specific purchase order after reached agreement by Parties. But the stipulations set a specific purchase order after reached agreement by Parties. But the stipulations set forth in this Contract apply in case of any contradiction with the said purchase orders.

All orders from DISTRIBUTOR are subject to approval and final acceptance by PRINCIPAL. Price lists to DISTRIBUTOR shall be set forth in Exhibit I (as revised from time to time by PRINCIPAL at its sole discretion) effective from date of shipment. For non-standard Products which are sold to DISTRIBUTOR for resale, the price shall be quoted to DISTRIBUTOR at time of inquiry, provided that the inquiry is within thirty (30) calendar days of order entry.

The price for each individual transaction shall be fixed through negotiations between PRINCIPAL and DISTRIBUTOR, and subject to PRINCIPAL's final confirmation

(PRINCIPAL should inform DISTRIBUTOR price changing 30 days in advance).

the PRINCIPAL shall provide some dummy modules or small size modules of same product to the DISTRIBUTOR for marketing purpose. The DISTRIBUTOR should be responsible for shipping charges of these dummy modules and other marketing materials.

III. Labelling

1. The Product labels and trademarks of each Module shall state the PRINCIPAL's name "Canadian Solar" or "CSI", each Module's serial number, indicate the nominal output as well as current and voltage characteristics at standard test conditions (STC) of the type of Module concerned and bear a clear warning against hazardous behaviour.

2. The DISTRIBUTOR shall not, without the prior written consent of the PRINCIPAL, alter or make any addition to the labelling or packaging of the Products displaying the Trade Marks, and shall not alter, deface or remove in any manner any reference to the Trade Marks, any reference to the PRINCIPAL or any other name attached or affixed to the Products or their packaging or labelling.

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IV. Port of Shipment/Port of Destination

The port of shipment shall be Shanghai. P.R. China or any other Chinese ports determined by the PRINCIPAL from time to time.

The port of destination will be the major USA ports. The DISTRIBUTOR shall timely notify the PRINCIPAL of the port of destination for every single shipment.

V. Packing/ Shipping Mark

1. The packing shall be in accordance with the international packing standards (no wood package, for example) and suitable for long distance ocean shipping freight transportation and shall be well 'protected against moisture and shocks as well as disinfected. The well-packed PV-modules shall be shipped in containers. The relevant service and operation instructions shall be enclosed.

2. The PRINCIPAL shall mark on each package with fadeless paint the package number, gross weight. net weight, measurement of the package as well as of each single Module, the serial number and wattage of each single Module in the package concerned, the name of the Module type, the port of destination and the wordings or imaged indications representing: "Keep Away from Moisture", "Handle with Care" ... etc.

VI. TITLE AND RISK OF LOSS/INSURANCE

1. Risks of loss or damage, as well as any additional costs due to events occurring after the time of delivery shall pass to the DISTRIBUTOR on delivery in accordance with C.I.F. Incoterms 2000: However, title to the Products per specified delivery shall pass to the DISTRIBUTOR only after payment for those particular Products has been received in full.

2. The PRINCIPAL also has to procure marine insurance against the DISTRIBUTOR's risk of loss of or damage to the Products during the carriage only on minimum insurance coverage in accordance with C.I.F Incoterms 2000.

3. The DISTRIBUTOR shall at its own cost maintain insurance coverage against all risks which would normally be Insured against by a prudent businessman in respect of products supplied to it commencing from the time when the Products surpass the rail of the carrying vessel and extending until such time as title in the Products passes to the DISTRIBUTOR in accordance with Par.1 above.

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VII. Terms of Payment

The payment shall be made:

1. T/T 30% down payment in advance at least 7 days before shipment date and the balance by TT with bank guarantee/credit insurance or by irrevocable LC at sight. Both the bank guarantee and the L/C shall be issued and presented to the PRINCIPAL 25 working days prior to the first shipping date requirement.

2. Late Payment: Interest shall be charged on any amounts overdue amount at the rate of 0.04 % per day to run from the due date for payment until receipt by the PRINCIPAL of the full amount whether or not after judgment and without prejudice to any other right or remedy of the PRINCIPAL.

VIII. Documents

The PRINCIPAL shall send the following documents immediately to the DISTRIBUTOR via an international bank for the respective shipment.

1. Full set (including 3 originals) of shipped on board Bill of Ladings made out to this Contract and blank endorsed and consigned to the DISTRIBUTOR, marked "Freight Prepaid".

2. Signed Commercial Invoice in 2 originals indicating contract number issued by the PRINCIPAL. Packing list (including 3 originals) with indication of weights measurements and quantity issued by the PRINCIPAL.

3. Flash reports stating the Module type, serial number, Isc, Voc, Imp, Vmp, Pmax by Fax or E-mail to DISTRIBUTOR.

Within 5 working days after receiving the shipping documents from the PRINCIPAL's shipping forwarder, the PRINCIPAL has to fax or e-mail or courier one copy of the Bill of Lading and one copy of the Commercial Invoice to the DISTRIBUTOR.

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The number of the documents and their contents shall be complete and correct. If the DISTRIBUTOR fails to pass the customs and to take over the Products in time due to the PRINCIPAL not having provided the documents as specified above, all losses caused by the PRINCIPAL's fault shall be borne by the PRINCIPAL.

IX. Shipments

C.I.F. USA port (Incoterms 2000).

Unless otherwise agreed in writing between the Parties, Cost Insurance and Freight Incoterms 2000 shall apply to this Contract. If there is any conflict between such Incoterms and the terms of this Contract then the terms of this Contract shall prevail.

The particulars of the shipment including the name of the vessel, date, quantity and value of shipment are to be e-mailed or faxed to the DISTRIBUTOR within 2 working days after such information received from the PRINCIPAL's shipping forwarder so that the DISTRIBUTOR can arrange for the Customs Clearance.

X. Warranties

PRINCIPAL's warranties:

1. The PRINCIPAL guarantees that the products shall be made of qualified materials with first class workmanship, that they shall be brand new and unused and that they shall comply in all respects with the quality and specification stipulated in this Contract including its attachments and that they shall be in conformity with the relevant technical data.

2. The PRINCIPAL guarantees that the Modules are manufactured according to UL1703 standards.

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3. Furthermore, the PRINCIPAL shall issue a written warranty for his products with the following content:

1) Product Quality Warranty stating that the Products shall be free from defects in material and workmanship for two years. If, within 24 months counting from the date of receipt of the Product at destination, damages or defects occur in the course of operation because of inferior quality, bad workmanship or the use of inferior materials in the manufacturing process, the PRINCIPAL shall, upon notice by the DISTRIBUTOR with authentic and sufficient evidence, immediately repair, replace, or make adjustments to the default products.

2) A Power Performance Warranty stating that the power degradation of the Products' originally rated power as determined under Standard Test Conditions (1000W/m2, 25°C cell temperature, AM=1.5) shall not be greater than 10% within 10 years and 20% within 25 years.

4. This warranty shall lead to the consequence that:

1) if, within 24 months counting from the date of receipt of the Product at destination, damages or defects occur in the course of Operation because of inferior quality, bad workmanship or the use of inferior materials in the manufacturing process, the PRINCIPAL shall, upon notice by the DISTRIBUTOR with authentic and sufficient evidence, immediately repair, replace the defective Products. Costs for transportation of the default and replacing modules and installation costs shall be borne by the PRINCIPAL.

2) if it is determined that under Standard Test Conditions (STC, 1000 W/m2, 25DC, AM=1.5) Products supplied by the PRINCIPAL to the DISTRIBUTOR do not meet the warranted percentage of its specified power output during the warranty term, the PRINCIPAL shall execute the remedy as stipulated in its warranty statement.

5. The warranties shall not cover damages, malfunctions or service failures caused by:

- errors made during installation, operation or maintenance,

- abuse or misuse,

- power failure surges, lightning, fire or flood,

- actions of third parties and other events or accidents outside the reasonable control and not arising under normal operating conditions.

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Where inspection of the defective product indicates with sufficient evidence of improper installation, operation or maintenance, the DISTRIBUTOR shall reimburse PRINCIPAL its costs for the replacement or repaired the Product including costs of examination.

DISTRIBUTOR'S Warranties:

1. DISTRIBUTOR guarantees that it will actively and diligently promote the sale of the Products in the Territory during the Term of this Contract. Under the preferred distribution right, the PRINCIPAL should make effort to refer all sales leads less than one MW in size to the preferred distributor and consult the preferred distributor for sales leads larger than one MW. The PRINCIPAL should refer to DISTRIBUTOR all inquiries less than one MW in size, with an exemption of contracts signed previously to the valid date of this Contract for Products In the preferred distribution Territory

2. DISTRIBUTOR warrants that it will undertake to orders for the Products in the Territory during the effective period of this Contract for not less than 1,500,000 Watts

3. DISTRIBUTOR warrants that it will promote in the Territory the PRINCIPAL's brand names and the Products during the Term hereof. DISTRIBUTOR agrees to notify PRINCIPAL of any leads of interest granted for any Product.

4. The DISTRIBUTOR guarantees that:

i. it shall not conduct any reverse engineering activities upon the Products and shall be liable for any infringement in relevant to any Intellectual Property Right owned by the PRINCIPAL thereof.

ii. It shall take full responsibility to paste any trademark, mark, slogan, company name, or whatever any other mark upon the Products except those of the PRINCIPAL's. And the PRINCIPAL should be exempted from any disputes relating to aforesaid marks.

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XI. Effective Date, Duration, Termination

(1) This Contract shall come into effect after both Parties have signed it ("Effective date"), and shall initially remain in effect until December. 31st, 2009 ("Expiration Date. This Contract shall be extended upon expiration for another calendar year unless DISTRIBUTOR does not meet the minimum distribution goals as defined in Exhibit II ("Minimum Turnover"), or the two parties cannot agree on the minimum distribution goals for the next year, or previously terminated by either party for any other reason upon not less than thirty (30) calendar days prior written notice to the other party, with a six (6) month probation, or the Parties agree on an extension prior to the Expiration Date.

(2) If the DISTRIBUTOR becomes insolvent or bankrupt or breaches a provision of this Contract and does not remedy such breach within thirty (30) calendar days of written notice by the PRINCIPAL, the PRINCIPAL may terminate this Contract in whole or in part effective thirty (30) calendar days after said notice was given. If the PRINCIPAL becomes bankrupt or insolvent or breaches a material provision hereof and does not commence to remedy such breach within thirty (30) calendar days of being given written notice by the DISTRIBUTOR, the DISTRIBUTOR may terminate this Contract in whole or in part effective thirty (30) calendar days after such notice was given.

(3) In regard to any orders already been made by DISTRIBUTOR before the expiration or termination of this Contract, this Contract shall fully remain in effect beyond the respective expiration or termination date. The foregoing shall not apply, if this Contract is terminated by PRINCIPAL due to DISTRIBUTOR's bankruptcy or insolvency.

XII. Claims

1. Within 15 days after the arrival of the Products at final CIF Port destination should the specification, quantity or appearance of the modules be found not to be in conformity with the stipulations of this Contract; except for those claims for which the insurance company or the owners of the vessel are liable, the DISTRIBUTOR shall, based on the Inspection ,Certificate issued by an office of the Authorized Administration of Import and Export Commodities Inspection of the importing country, have the right to claim replacement with new Products (in case of total failure), or financial compensation limited to the cost of the Products in question.

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2. The PRINCIPAL, upon verification of the DISTRIBUTOR's claim, shall be responsible for complete or partial replacement of the commodity or shall devaluate the Products according to the state of defects.

3. The PRINCIPAL shall not be held responsible for the delay in shipment or non-delivery of the Products, or for failure to manufacture, deliver or perform due to the acts of the DISTRIBUTOR including failure of the DISTRIBUTOR to supply to the PRINCIPAL in a timely manner with all necessary information, required sample parts or other specified items required by PRINCIPAL to design, manufacture and test the Product.

XIII. Force Majeure

The PRINCIPAL shall not be held responsible for the delay in shipment or non-delivery of the due to Force Majeure, such as, war, severe fire, flood, typhoon, earthquake, labour strike or riots which might occur during the process of manufacturing .or in the course of transportation, loading or transit, or such Force Majeure at any key suppliers of the PRINCIPAL; The PRINCIPAL shall inform the DISTRIBUTOR immediately of the occurrence of an instant mentioned above and within ten days thereafter, the PRINCIPAL shall send by fax or e-mail or courier to the DISTRIBUTOR for their acceptance a certificate of the accident issued by the relevant government authority where the incident occurred as evidence thereof. Under such circumstances, the PRINCIPAL, however, shall still be under the obligation of taking all necessary measures to hasten the delivery of the Products.

XIV. Choice-of-Law Clause

All matters relevant to this Contract shall be governed and construed by the laws of People's Republic of China.

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XV. Dispute Settlement/Arbitration Clause

All disputes in connection with this Contract or the execution thereof shall be settled through friendly negotiations. In case no settlement can be reached through negotiations, the case should then be submitted for arbitration to China International Economic and Trade Arbitration Commission Shanghai Branch. The arbitration shall take place in Shanghai. And the arbitration language shall be in English. The verdict rendered by the said Commission shall be final; and binding upon both Parties; neither Party shall seek recourse to a law court or other authorities for revising the decision. The arbitration fee shall be borne by the losing Party.

XVI. Taxes and Duties

All taxes and duties in connection with the execution of this Contract shall be paid as follows:

1. Levied by the Chinese government shall be borne by the PRINCIPAL.

2. Levied by the government of the importing country shall be borne by the DISTRIBUTOR.

XVII. Non- Competition Clause/Confidentiality

1. DISTRIBUTOR shall not distribute or promote the sales of any products competitive with or similar to the Products in the Territory.

2. The Parties acknowledge and agree that during the term of this Contract that they may gain access to and become acquainted with information critical to the other Party's business, such as business and trade secrets and/or information, trade and business secrets pertaining to other companies affiliated with that Party. The Parties agree that they shall not disclose any such information, business or trade secrets, neither directly nor indirectly, to any other person or legal entity. This covenant to keep confidential shall remain in force after termination of this Contract to the full extent permitted by applicable law.

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XVIII. PRINCIPAL Standard Warranty Statement and Conditions of Sales

PRINCIPAL standard warranty statement and conditions of sales should apply to any issues not specifically covered by this Contract.

XIX. Entire Contract and Amendments

1. In respect of the this Contract and without consideration of the subsequent purchase order or conditions of sale for each separate sale, this Contract including EXHIBIT I and II shall constitute an integral part of the entire Contract between the Parties with regard to its subject matter. 'This Contract shall supersede all other prior oral or written Contracts between the Parties hereto.

2. Any amendments to, or modifications of this Contract shall become effective only when in writing and signed by the Parties.

3. Headings of this Contract are only for the purpose of reference, and have no influence to the interpretation of this Contract.

XVIIII. Severability Clause

In the event any provision of this Contract proves unenforceable or invalid for whatever reason, the remaining provisions of this Contract shall be unaffected by such holding, but remain in full force and effect.

IN WITNESS THEREOF, this Contract is made in English and signed by both Parties in two original copies, each Party holds one copy. This Contract is effective from the date both Parties have signed.

Canadian Solar Inc
/s/ Authorization
Nov. 24. 2008
Location, Date, Stamp and Signature of Canadian Solar Inc.

James Zhang, CEO/President
/s/James Zhang 11/24/08 Walnut, CA, USA
Location, Date, Stamp and Signature of Sunvalley Solar, Inc

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Exhibit I

Commodity, Specification, and Delivery Schedule for the current Project:

Brand Name: "CSI"

Schedule	Commodity & Specification	Quantity (KW)	Price Per W and Conditions
Before March 2009	Regular CS-220/230/240P E-modules CS6P-PE-170-210W	200 KW	Per Orders
Before June 2009		400KW
Before Sept. 2009		500KW
Before Dec. 2009		900KW
Total		2000KW
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Exhibit II

Minimum Turnover;

Not less than 1,500,000 Watts per year during the effective period of this Contract.